UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 31, 2015

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	001-4802	27-0760120
(State of Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

(Address of Principal Executive Offices)(Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, on March 17, 2015, Becton, Dickinson and Company, a New Jersey corporation (“BD”), completed the acquisition of CareFusion Corporation, a Delaware corporation (“CareFusion”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2014, among BD, CareFusion and Griffin Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BD (“Merger Corp”), Merger Corp merged with and into CareFusion, with CareFusion as the surviving entity (the “Merger”). As a result of the Merger, CareFusion became a wholly-owned subsidiary of BD.

BD is filing this Current Report on Form 8-K to present the unaudited pro forma condensed combined financial information (and notes thereto) of BD giving effect to the Merger and related financing transactions, which are filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(b) The unaudited pro forma condensed combined financial information (and notes thereto) of BD giving effect to the Merger and related financing transactions is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information (and notes thereto) of BD giving effect to the Merger and related financing transactions

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Name:	Gary DeFazio
Title:	Vice President and Corporate Secretary

Date: July 31, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information (and notes thereto) of BD giving effect to the Merger and related financing transactions

4